                                                                     Exhibit J-4


                BUDGETED CASHFLOW AVAILABLE FROM U.E. AND QUIXX


              Quixx           UEC           Total                         Cash
            Budgeted       Budgeted       Budgeted         Loan          Excess/        Cumulative
            Cashflow       Cashflow       Cashflow        Payment       (Deficit)      Cash Excess
---------------------------------------------------------------------------------------------------
1997      $ 3,708,000    $ 2,113,000    $ 5,821,000    $ 9,633,241    $(3,812,241)   $(3,812,241)
---------------------------------------------------------------------------------------------------
1998        7,784,000      1,634,000      9,418,000      9,633,241       (215,241)    (4,027,482)
---------------------------------------------------------------------------------------------------
1999        8,678,000      2,049,000     10,727,000      9,633,241      1,093,759     (2,933,723)
---------------------------------------------------------------------------------------------------
2000       10,426,000      2,339,000     12,765,000     11,011,769      1,753,231     (1,180,492)
---------------------------------------------------------------------------------------------------
2001       10,604,000      2,544,000     13,148,000     11,011,769      2,136,231        955,739
---------------------------------------------------------------------------------------------------


     ASSUMPTIONS: 8% interest, 3 years interest only, 27 year amortization

                        30 year total time to maturity